UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

ConnectM Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sun Solar LLC Acquisitions Agreement

On January 5, 2026, ConnectM Technology Solutions, Inc. (the “Company”) entered into and consummated an Acquisition Agreement (the “Acquisition Agreement”) by and among the Company, Sun Solar LLC, a Missouri limited liability company (“Sun Solar”), and Caleb Arthur (“Arthur”).

Prior to entry into the Acquisition Agreement, Arthur owned 100% of the membership interests of Sun Solar. At the Closing, Arthur assigned 400,000 units of Sun Solar, representing 40% of the 1,000,000 LLC membership interest of Sun Solar to the Company. In exchange, the Company issued to Mr. Arthur or his assignees 15,000,000 shares of common stock of the Company, par value $0.0001 (the “Payment Shares”).

The Acquisition Agreement contains customary representations, warranties, and covenants, including interim operating restrictions, no-shop provisions, obligations to obtain required approvals and consents, and reciprocal indemnification provisions subject to negotiated survival, basket and cap limitations. Arthur represented that he is an accredited investor acquiring the Payment Shares for investment purposes.

The foregoing summary of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 5, 2026, the Company completed the transaction described under Item 1.01, which is incorporated herein by reference. Pursuant to the Sun Solar LLC Acquisitions Agreement, the Company acquired 40% of the LLC membership interest of Sun Solar and in exchange issued the Payment Shares to Mr. Arthur or his assignees.

Item 3.02 Unregistered Sales of Equity Securities.

Payment Shares

The information set forth in Items 1.01 with respect to the issuance of the Payment Shares and the Exchange Shares is incorporated herein by reference.

On January 5, 2026, the Company issued 15,000,000 shares of common stock of the Company to Mr. Arthur or his assignees in connection with the Acquisition Agreement. The issuance was made in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) and Regulation D thereunder. Mr. Arthur represented that he is an accredited investor and is acquiring the securities for investment purposes and not with a view to distribution. Appropriate restrictive legends and transfer limitations will be applied.

Issued and Outstanding Stock

Following the issuance noted in this Item 3.02, as of January 5, 2026, the Company had 168,255,345 shares of common stock issued and outstanding.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

No.	Description

2.1	Asset Purchase Agreement by and among the Company, Sun Solar LLC, and Caleb Arthur, dated January 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2026

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer